Exhibit 99.1

Contact:	Mark A. Kopser
Executive Vice President and Chief Financial Officer
(972) 713-3500
UNITED SURGICAL PARTNERS INTERNATIONAL
ANNOUNCES SECOND QUARTER RESULTS
Dallas, Texas (August 16, 2007) — United Surgical Partners International, Inc. (“USPI”) today announced results for the second quarter and six months ended June 30, 2007.
     On April 19, 2007, USPI consummated a merger pursuant to which USPI became a wholly owned subsidiary of an investor group led by Welsh, Carson, Anderson & Stowe X, L.P. (“Welsh Carson”) and members of USPI’s senior management. As a result of the merger, USPI’s assets and liabilities have been adjusted to their fair value as of the closing. USPI also experienced an increase in aggregate outstanding indebtedness due to financing transactions associated with the merger, resulting in higher amortization and interest expense in periods following the merger. Additionally, certain costs associated with the merger are reflected in the 2007 income statement periods. Therefore, the financial statements for the periods before and after the merger are not comparable. Because the merger took place on April 19th, USPI’s second quarter and year-to-date results are split between Predecessor Company (January 1 through April 18) and Successor Company (April 19 through June 30). Although not comparable, the financial data for the period after the merger (April 19, 2007) has been added to the financial data for the period prior to the merger (January 1 through April 18, 2007) to arrive at combined results.
     For the quarter ended June 30, 2007, net revenues were $165.9 million, up 10% from $150.5 million in the prior year period. Operating income from continuing operations for the second quarter was $25.1 million compared with $41.0 million for the prior year period. This decrease was attributable to expenses relating to the merger, which lowered operating income by $21.8 million. Adjusting for the merger-related expenses, operating income grew by 14% compared with the second quarter of 2006. Company-wide same-facility net revenue for the second quarter increased 12% over the prior year period, resulting from a 12% increase for facilities in the U.S. (8% at consolidating facilities and 15% at unconsolidating facilities) and an 11% increase for facilities in the United Kingdom (on a constant currency basis). Same-facility net revenue growth (12%) exceeded USPI net revenue growth (10%) due to higher growth in unconsolidated facilities, which generally are three-way joint ventures between USPI, local physicians and a prominent health system.
     Cash flows from operating activities for the second quarter totaled $14.8 million compared with $22.8 million for the prior year period. The cash flow in the quarter was reduced primarily due to merger expenses. During the second quarter, the Company invested approximately $2.7 million in maintenance capital expenditures and an additional $1.0 million to develop new facilities and expand existing facilities.
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United Surgical Partners Announces Second Quarter 2007 Results

August 16, 2007
     For the six months ended June 30, 2007, net revenues were $328.8 million, up 18% from $278.3 million in the prior year period. Operating income from continuing operations for the period was $65.6 million compared with $76.9 million for the prior year period. This decrease was attributable to expenses relating to the merger, which lowered operating income by $25.3 million.
     Cash flows from operating activities for the six months ended June 30, 2007, totaled $48.3 million compared with $53.5 million for the prior year period. During the six months ended June 30, 2007, the Company invested approximately $5.9 million in maintenance capital expenditures and an additional $3.3 million to develop new facilities and expand existing facilities.
     During the quarter, the Company opened three facilities, acquired four and has 12 under development.
     Commenting on second quarter results, William H. Wilcox, United Surgical Partners International’s chief executive officer, said, “We are generally pleased with the solid results for the quarter and for the first half of the year. Additionally, we have added 15 facilities this year, reflecting the success of our market development approach.”
     The live broadcast of United Surgical Partners International’s second quarter conference call will begin at 11:00 a.m. Eastern Time on August 17, 2007. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.earnings.com. Additional financial information pertaining to United Surgical Partners International’s results may be found by visiting the Investor Relations/Financial Reports section of the Company’s website.
     United Surgical Partners International, headquartered in Dallas, Texas, currently has ownership interests in or operates 155 surgical facilities. Of the Company’s 152 domestic facilities, 89 are jointly owned with not-for-profit healthcare systems. The Company also operates three facilities in London, England.
     The above includes forward-looking statements based on current management expectations. Numerous factors exist that may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) reduction in reimbursement from payors to healthcare providers; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) geographic concentrations of certain of the Company’s operations; (iv) risks associated with the Company’s acquisition and development strategies; (v) the regulated nature of the healthcare industry; (vi) the highly competitive nature of the healthcare business; and (vii) those risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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United Surgical Partners Announces Second Quarter Results

August 16, 2007
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except number of facilities)

	Predecessor (1)	Successor (1)	Combined (2)	Predecessor
	Period from	Period from	Three months	Three months
	April 1 through	April 19 through	ended	ended
	April 18, 2007	June 30, 2007	June 30, 2007	June 30, 2006
Revenues	$32,039	$133,886	$165,925	$150,452

Equity in earnings of unconsolidated affiliates	1,402	7,244	8,646	7,148

Operating expenses:
Salaries, benefits and other employee costs	9,402	36,438	45,840	42,498
Medical services and supplies	5,776	23,095	28,871	27,046
Other operating expenses	5,500	21,538	27,038	26,240
General and administrative expenses	2,475	8,558	11,033	9,385
Transaction costs	21,826	—	21,826	—
Provision for doubtful accounts	635	2,986	3,621	2,726
Depreciation and amortization	2,348	8,925	11,273	8,674

Total operating expenses	47,962	101,540	149,502	116,569

Operating income (loss)	(14,521)	39,590	25,069	41,031
Interest expense, net	(1,413)	(18,613)	(20,026)	(7,783)
Loss on early retirement of debt	(2,435)	—	(2,435)	—
Other	744	128	872	59

Income (loss) before minority interests	(17,625)	21,105	3,480	33,307
Minority interests in income of consolidated subsidiaries	(3,051)	(14,262)	(17,313)	(13,817)

Income (loss) from continuing operations before income taxes	(20,676)	6,843	(13,833)	19,490
Income tax (expense) benefit	4,894	(2,614)	2,280	(6,320)

Income (loss) from continuing operations	(15,782)	4,229	(11,553)	13,170
Discontinued operations, net of tax	(27)	(81)	(108)	(18)

Net income (loss)	$(15,809)	$4,148	$(11,661)	$13,152

Supplemental Data:
Facilities operated at period end	149	155	155	128

(1)	On April 19, 2007, USPI merged with a subsidiary of USPI Group Holdings, Inc. (“Parent”) and became a wholly owned subsidiary of Parent, which in turn is owned by a group of investors led by Welsh Carson. USPI’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger.

(2)	Although the Predecessor and Successor results are not comparable due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger closing, which occurred on April 19, 2007 (Successor period), has been added to the financial data for the period from January 1, 2007 through April 18, 2007 (Predecessor period), to arrive at the combined six months ended June 30, 2007. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted. While this is non-GAAP financial information, management believes it is helpful to understand trends in its business.
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United Surgical Partners Announces Second Quarter Results

August 16, 2007
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except number of facilities)

	Predecessor (1)	Successor (1)	Combined (2)	Predecessor
	Period from	Period from	Six months	Six months
	January 1 through	April 19 through	ended	ended
	April 18, 2007	June 30, 2007	June 30, 2007	June 30, 2006
Revenues	$194,937	$133,886	$328,823	$278,295

Equity in earnings of unconsolidated affiliates	9,906	7,244	17,150	14,034

Operating expenses:
Salaries, benefits and other employee costs	55,334	36,438	91,772	76,201
Medical services and supplies	35,032	23,095	58,127	50,462
Other operating expenses	33,072	21,538	54,610	48,837
General and administrative expenses	13,983	8,558	22,541	18,691
Transaction costs	25,294	—	25,294	—
Provision for doubtful accounts	3,385	2,986	6,371	4,565
Depreciation and amortization	12,719	8,925	21,644	16,667

Total operating expenses	178,819	101,540	280,359	215,423

Operating income	26,024	39,590	65,614	76,906
Interest expense, net	(8,613)	(18,613)	(27,226)	(13,585)
Loss on early retirement of debt	(2,435)	—	(2,435)	—
Other	798	128	926	1,644

Income before minority interests	15,774	21,105	36,879	64,965
Minority interests in income of consolidated subsidiaries	(18,546)	(14,262)	(32,808)	(26,740)

Income (loss) from continuing operations before income taxes	(2,772)	6,843	4,071	38,225
Income tax expense	(4,139)	(2,614)	(6,753)	(13,416)

Income (loss) from continuing operations	(6,911)	4,229	(2,682)	24,809
Discontinued operations, net of tax	(238)	(81)	(319)	(6,482)

Net income (loss)	$(7,149)	$4,148	$(3,001)	$18,327

Supplemental Data:
Facilities operated at period end	149	155	155	128

(1)	On April 19, 2007, USPI merged with a subsidiary of USPI Group Holdings, Inc. (“Parent”) and became a wholly owned subsidiary of Parent, which in turn is owned by a group of investors led by Welsh Carson. USPI’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger closing, which occurred on April 19, 2007 (Successor period), has been added to the financial data for the period from January 1, 2007 through April 18, 2007 (Predecessor period), to arrive at the combined six months ended June 30, 2007. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted. While this is non-GAAP financial information, management believes it is helpful to understand trends in its business.

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United Surgical Partners Announces Second Quarter Results

August 16, 2007
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	Successor (1)	Predecessor (1)
	June 30,	Dec. 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$56,138	$31,740
Accounts receivable, net of allowance for doubtful accounts of $12,919 and $9,955, respectively	64,694	58,525
Other receivables	17,928	16,973
Inventories	9,323	9,108
Other	37,551	27,502

Total current assets	185,634	143,848

Property and equipment, net	372,956	299,829
Investments in affiliates	159,957	158,499
Intangible assets, net	1,487,042	621,264
Other	12,467	8,416

Total assets	$2,218,056	$1,231,856

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$22,032	$24,436
Accrued expenses and other	150,088	134,873
Current portion of long-term debt	30,476	26,373

Total current liabilities	202,596	185,682

Long-term debt	1,044,755	320,957
Other liabilities	90,498	53,113

Total liabilities	1,337,849	559,752

Minority interests	90,974	72,830
Common stockholders’ equity	789,233	599,274

Total liabilities and stockholders’ equity	$2,218,056	$1,231,856

(1)	On April 19, 2007, USPI merged with a subsidiary of USPI Group Holdings, Inc. (“Parent”) and became a wholly owned subsidiary of Parent, which in turn is owned by a group of investors led by Welsh Carson. USPI’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger.

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United Surgical Partners Announces Second Quarter Results

August 16, 2007
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Key Operating Statistics

	Three Months Ended
	June 30,
	Combined	Predecessor	%
	2007	2006	Change
Same-facility statistics: (1)
United States (2)
Unconsolidated facilities cases	91,657	81,912	11.9%
Consolidated facilities cases	71,664	68,769	4.2%

Total facility cases	163,321	150,681	8.4%

Unconsolidated net revenue/case	$1,994	$1,940	2.8%
Consolidated net revenue/case	$1,608	$1,556	3.3%
Total net revenue/case	$1,824	$1,764	3.4%

Unconsolidated net revenue (in 000s)	$182,748	$158,879	15.0%
Consolidated net revenue	115,200	106,990	7.7%

Total net revenue	$297,948	$265,869	12.1%

Facility operating income margin (3)	27.0%	26.8%	20	bps

United Kingdom
Adjusted admissions	5,311	5,090	4.3%
Net revenue/adjusted admission	$5,481	$4,739	15.7%
Net revenue/adjusted admission (at constant currency translation rates) (4)	$5,188	$4,870	6.5%
Net revenue (in 000s)	$29,110	$24,122	20.7%
Facility operating income margin (3)	24.6%	22.5%	210	bps

Consolidated U.S. facility statistics:
Total cases (5)	74,576	65,440	14.0%
Same-facility cases (without acquisitions) (5) (6)	66,331	65,440	1.4%

Other:
Total consolidated facilities	64	55

(1)	Excludes facilities in their first year of operations. Except where noted, includes facilities accounted for under the equity method as well as consolidated facilities.

(2)	Statistics are included in both periods for current year acquisitions.

(3)	Calculated as operating income divided by net revenue.

(4)	Calculated using second quarter 2007 exchange rates. The Company believes net revenue per adjusted admission is an important measure of the United Kingdom operations and that using a constant currency translation rate more accurately reflects the trend of the business.

(5)	Adjusted down by 1,758 cases in 2006 for facilities that had ownership changes after the first quarter of 2006 that affected their consolidation treatment.

(6)	Excludes acquired facilities during the first year of ownership.

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